Exhibit 16.1

July 13, 2009

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

File Number 001-33546

Dear Sirs/Madams:

We have read Item 4.01 of TerreStar Corporation’s Form 8-K dated July 13, 2009 and we agree with the statements made concerning our firm.

Yours truly,

/s/ Friedman LLP

Friedman LLP